Exhibit 99.1
AURORA GOLD CORPORATION

NEWS RELEASE 03-2008
		Trading Symbols:
CUSIP No.:	051642106	NASD OTC BB: ARXG
WKN: (Germany)	904846	FRANKFURT: A4G.FSE, A4G.ETR
		BERLIN-BREMEN: A4G.BER

NEWS RELEASE

AURORA GOLD CORPORATION ANNOUNCES THAT A GROUND GEOPHYSICS PROGRAM ON THE SÃO JOÃO JOINT VENTURE PROJECT IN THE TAPAJOS GOLD PROVINCE, STATE OF PARÁ, BRAZIL IS NEARING COMPLETION.

Zug, Switzerland--(MARKET WIRE)—October 17, 2008 -- Aurora Gold Corporation (the "Company," "Aurora Gold") (OTC BB:ARXG.OB - News) (Frankfurt:A4G.F - News) (XETRA:A4G.DE - News) (Berlin:A4G.BE - News), a mineral exploration company focusing on exploration and development in the Tapajos Gold Province, State of Pará, Brazil, is pleased to announce that the ground geophysics program on the São João Joint Venture project is nearing completion.

Aurora Gold and their Joint Venture partner, Samba Minerals Limited (“Samba”), have commenced approximately 19 kilometres of ground geophysics at the São João project in the Tapajos region of Brazil. Initial gradient array and ground magnetic geophysics will be followed up by limited Dipole-Dipole geophysics on selected anomalous lines where follow-up detail is required for better interpretation.

São João Project

On the 28th of September, ground geophysics commenced on the São João grid with the intention of covering the most promising gold anomalous areas defined to date from rock chip and channel chip sampling (80m @ 30.9g/t gold).

Results of two outcropping veins found as a result of line cutting have returned gold values of:

Sample ID	UTM		Brief Description	Au Grade
	E	N		(ppm)
SJ-EP-R-01	564805	9300274	Quartz vein	1.34
SJ-EP-R-02	564801	9300273	hydrothermally altered rock	0.11
SJ-EP-R-03	564344	9300521	Quartz vein	2.64
SJ-EP-R-04	564346	9300522	Quartz vein	3.45
SJ-EP-R-05	564345	9300522	brecciated volcanic rock	0.95

Approximately 19 kilometres of grid line geophysics will be undertaken to define structural trends coincidental with anomalous rock chip geochemistry recorded to date. The full grid will be covered with both gradient array and magnetic geophysics to allow better definition of the continuity between known points of gold anomalism. It is anticipated that a further but limited dipole-dipole geophysical program will be implemented to further define the most anomalous areas.

Once all data has been collected and interpreted, the most promising targets will then be further tested with trenching, pitting and drilling during the first and second quarters of 2009.  Results from the trenching, pitting and drilling will be calculated in accordance with the Australasian Joint Ore Reserves Committee (the “JORC”) code for reporting of Mineral Resources and Ore Reserves (the “JORC Code”).  Elsewhere on the São João grid, trenching, mapping and sampling is also underway on the most prospective areas. The aim of the trenching and sampling is to gain a better understanding on the alteration zones adjacent to mineralised quartz veins sampled to date.

Aurora Gold is a mineral exploration company focusing on the exploration and development of its 4 exploration properties and 6 applications in the Tapajos Gold Province, State of Pará, Brazil. The project areas were selected due to their proximity to known gold occurrences and from historical records of gold production.  Please note that proximity to an area having historical records of gold production provides no assurance that we will discover any commercial resources on our property. The lithologies associated with the projects are similar to those that have proven to be the host of significant gold occurrences elsewhere in the Tapajos.  Aurora Gold’s stock trades under the symbol “ARXG” on the OTC Bulletin Board in the United States, under the symbols “A4G.FSE” and “A4G.ETR” on the Frankfurt Exchange and “A4G.BER” on the Berlin-Bremen Stock Exchanges in Germany.

ON BEHALF OF THE BOARD

“Lars Pearl”
Lars Pearl
President, CEO and Director

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This press release contains statements that plan for or anticipate the future, called "forward-looking statements." In some cases, you can identify forward-looking statements by terminology such as "may," "will," “should,” “could,” “expects,” "plans,"  "intends," "anticipates," "believes," "estimates," "predicts," "potential" or "continue" or the negative of those terms and other comparable terminology.

These forward-looking statements appear in a number of places in this press release and include, but are not limited to, statements about: our market opportunity; revenue generation; our strategies; competition; expected  activities  and expenditures as we pursue our business plan; the adequacy of  our  available  cash  resources; our ability to acquire properties on commercially viable terms; challenges to our title to our properties; operating or technical difficulties in connection with our exploration and development activities; currency fluctuations; fluctuating market prices for precious and base metals; the speculative nature of precious and base metals exploration and development activities; environmental risks and hazards; governmental regulations; and conduct of operations in politically and economically less developed areas of the world.

Many of these contingencies and uncertainties can affect our actual results and could cause actual results to differ materially from those expressed or implied in any forward-looking statements made by, or on behalf of, us.  Forward-looking statements are not guarantees of future performance.  All of the forward-looking statements made in this press release are qualified by these cautionary statements.  Specific reference is made to our most recent annual report on Form 10KSB and other filings made by us with the United States Securities and Exchange Commission for more detailed discussions of the contingencies and uncertainties enumerated above and the factors underlying the forward-looking statements. These reports and filings may be inspected and copied at the Public Reference Room maintained by the U.S. Securities & Exchange Commission at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information about operation of the Public Reference Room by calling the U.S. Securities & Exchange Commission at 1-800-SEC-0330.  The U.S. Securities & Exchange Commission also maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the U.S.  Securities & Exchange Commission at http://www.sec.gov.

We disclaim any intention or obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise, except to the extent required by applicable laws.

This press release is for informational purposes only and is not and should not be construed as an offer to solicit, buy, or sell any security.

For further information, please call Lars Pearl
Phone:	(+61) 8 9240-2836
Address:	30 Ledger Road, Balcatta, WA, 6021 Australia
Website:	http://www.aurora-gold.com